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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-92086, 333-92088, 333-92090, 333-85387, 333-32412, 333-44148,
333-52258, 333-57860, 333-57862, 333-57864, and 333-75770; and form S-3 Nos.
333-44116, 333-52260, 333-75758, 333-106889, and 333-110714) of Juniper
Networks, Inc. of our report dated January 13, 2004 (except for Note 18 as to which the date is February 9, 2004), with respect to the consolidated financial statements and schedule of Juniper Networks, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                         /s/ Ernst & Young LLP


San Jose, California
February 19, 2004